Teche Holding Company Earns $0.72 per share for Second Quarter
And $1.59 for Fiscal 2011 Year to Date

NEW IBERIA, LA – NYSE-AMEX:TSH - Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended March 31, 2011, the second quarter of fiscal 2011.

Earnings for the quarter ended March 31, 2011 amounted to $1.5 million, or $0.72 per diluted share, compared to $1.7 million, or $0.80 per diluted share for the same quarter in fiscal 2010, a decrease of $0.08 per diluted share, or 10.0%.

Earnings for the six month period ended March 31, 2011 amounted to $3.3 million, or $1.59 per diluted share, compared to $3.4 million or $1.62 per diluted share, for the same period in fiscal 2010, a decrease of $0.03 per diluted share, or 1.9%.  For the same period in FY 2009, diluted EPS amounted to $1.61.

“Our decrease in earnings this quarter was due to a slight compression in margin, a slight decrease in non-interest income, and a seasonal increase in non-interest expense,” said Little.  “On the other hand, our fiscal year-to-date earnings remained steady,” said Little, “due in part to our very strong earnings in the first quarter, and our strong asset quality which has kept our credit-related costs under control.”

“Total assets increased 3.8% this quarter and this was driven by increases in our low-cost SmartGrowth deposits,” said Little.  “This has led to an increase in cash which in turn has lowered our yield on earning assets,” said Little.  “We intend to remedy this pretty quickly.”

The Company reported the following key achievements:

•
SmartGrowth Deposits increased $27.6 million, or 6.7% as compared to the linked quarter and 11.0% compared to a year ago. SmartGrowth Deposits amounted to 71.8% of total deposits, compared to 70.5% at December 31, 2010 and 67.3% a year ago.

•	Total Deposits increased $27.5 million, or 4.7% compared to the linked quarter and 4.1% compared to a year ago.
•	Checking Account Balances increased 3.8% compared to the linked quarter and 9.1% compared to March 31, 2010.
•	The Average yield on all deposits was 0.94% compared to 1.01% for the linked quarter and 1.26% a year ago.
•	Total Assets increased to $782.2 million, an increase of $28.5 million for the linked quarter, or 3.8%.

•	Net Interest Margin remains high at 4.25%.
•	All capital measures continue to remain strong.
•	Tangible book value per share increased to a record $35.47.
•	The ratio of allowance for loan losses to loans increased to a strong 1.78%.
•	Net Charge Offs remained low for the linked quarters and the past year.

•	The Company increased the quarterly dividend to $0.36 per share compared to $0.355 per share for the quarter ended March 31, 2010, an increase of 1.4%.

Capital

Dollars in Thousands	Mar ‘11	Dec ‘10	Sep '10	Jun '10	Mar '10
Stockholders’ Equity	$77,578	$76,497	$75,513	$74,549	$73,551
Ratio of Equity to Assets	9.92%	10.15%	9.92%	9.74%	9.63%
Tangible Equity Ratio	9.49%	9.71%	9.48%	9.30%	9.20%
Total Risk-Based Capital Ratio	13.94%	13.79%	13.52%	13.30%	12.91%
Book Value per Common Share	$37.23	$36.81	$36.19	$35.45	$35.02
Tangible Book Value Per Common Share	$35.47	$35.04	$34.43	$33.70	$33.27

“Our consistent increase in tangible book value per share is a strong demonstration that we have been growing capital through earnings,” said Little.  “Even with our growth in assets this quarter, we still maintain nice capital ratios.”

Asset Quality

Non-performing assets remained fairly stable at $17.3 million, or 2.22% of total assets, at March 31, 2011, compared to $17.1 million, or 2.27% of total assets at December 31, 2010. Non-performing assets consist of non-accrual loans, accruing loans 90 days or more past due and other real estate owned.

The following table sets forth asset quality ratios for each of the past five quarters:

	Mar ‘11	Dec ‘10	Sep '10	Jun '10	Mar '10
Net Charge-offs/Average Loans	0.09%	0.08%	0.08%	0.05%	0.07%
ALLL/NPLs	68.32%	66.36%	63.92%	59.29%	52.18%
ALLL/NPAs	60.29%	58.11%	59.02%	53.62%	47.76%
ALLL/Loans	1.78%	1.68%	1.55%	1.48%	1.37%
Non-Accrual Loans/Loans (Net of specific reserves)	1.92%	1.91%	2.08%	1.96%	2.05%
NPAs/Assets (Net of specific reserves)	1.85%	1.96%	1.88%	1.87%	2.00%

Net charge-offs for the quarter were $0.5 million, or 0.09% of average loans, compared to $0.4 million or 0.07% of average loans for the same period a year ago.  For the last twelve months, net charge offs were $1.8 million or 0.30% of average loans, compared to $2.2 million or 0.36% of loans for the previous twelve months.

The allowance for loan losses was 1.78% of total loans, or $10.5 million, at March 31, 2011 compared to 1.37% of total loans, or $8.2 million at March 31, 2010 and 1.68% of total loans, or $9.9 million at December 31, 2010

The following table sets forth the allowance for loan loss activity for each of the past 5 quarters.

(in 000's)	Mar ‘11	Dec ‘10	Sep '10	Jun '10	Mar '10
Beginning ALLL	$9,953	$9,256	$8,830	$8,253	$7,744
Provision for Loan Losses	1,000	1,150	900	900	900
Net Charge-offs	501	453	474	323	391
Ending ALLL	$10,452	$9,953	$9,256	$8,830	$8,253

During the quarter the Company recorded a loan loss provision of $1.0 million primarily due to charge-offs and to a residential real estate development in reorganization.

Net Interest Income

(In 000’s)	Mar ‘11	Dec ‘10	Sep ‘10	Jun ‘10	Mar ‘10
Interest Income	$9,736	$10,003	$10,163	$10,299	$10,374
Interest Expense	2,363	2,542	2,728	2,969	2,940
Net Interest Income	$7,373	$7,461	$7,435	$7,330	$7,434

Net interest income for the three months ended March 31, 2011 amounted to $7.37 million compared to $7.43 million for the quarter ended March 31, 2010, a decrease of 0.8%, or $61,000 primarily due to a decrease in average rates earned and the average balance of the loan portfolio, offset somewhat by a decrease in the average rates paid on deposits.

Net Interest Margin and Spread

	Mar ‘11	Dec '10	Sep '10	Jun '10	Mar '10
Yield on Earning Assets	5.61%	5.75%	5.84%	5.87%	5.99%
Cost of Interest Bearing Liabilities	1.57%	1.69%	1.79%	1.93%	1.91%
Spread	4.04%	4.06%	4.05%	3.94%	4.08%
Net Interest Margin	4.25%	4.29%	4.27%	4.18%	4.29%

Net interest margin amounted to 4.25% for the three-month period ended March 31, 2011; compared to 4.29% for the three-months ended March 31, 2010.  The decrease was primarily due to a decrease in interest on loans and securities combined with an increase in cash balances, offset somewhat by a decrease in interest paid on deposits and borrowings.

Spread amounted to 4.04% for the three month period ended March 31, 2011, compared to 4.08% for the same period in the previous year.  Compared to the same quarter last year, average yield on earnings assets decreased 38 basis points from 5.99% to 5.61%, while average cost of funds decreased 34 basis points from 1.91% to 1.57%.

The average yield on loans decreased from 6.40% for the quarter ended March 31, 2010 to 6.17% for the quarter ended March 31, 2011 as the loan portfolio adjusted to lower market interest rates.  Similarly, cost of interest bearing deposits decreased from 1.42% for the quarter ended March 31, 2010 to 1.08% for the quarter ended March 31, 2011.

“The reduction in both the yield on earning assets and the cost of interest bearing liabilities was affected by the increase in SmartGrowth deposits,” said Little.  “The increase in SmartGrowth deposits increased overall deposits, which led to a decrease in our cost of interest bearing liabilities.  This also resulted in an increase in cash, thereby reducing our yield on earning assets.

The average yield on SmartGrowth deposits is 0.32%, compared to 0.35% for the linked quarter and 0.56% a year ago.

Operating Revenue

Operating Revenue for the quarter, consisting of net interest income (before provisions for loan losses) plus non-interest income, amounted to $11.2 million, a slight decrease compared to the four preceding quarters.

The table below reflects Teche’s operating revenues in millions over the past five quarters:

Operating Revenue	Mar ‘11	Dec '10	Sep '10	Jun '10	Mar '10
Net Interest Income	$7.4	$7.5	$7.4	$7.3	$7.4
Non-interest Income	$3.8	4.0	4.0	4.2	4.0
Operating Revenue	$11.2	$11.5	$11.4	$11.5	$11.4

Non-Interest Income

Non-interest income decreased slightly to $3.8 million for the quarter compared to $4.0 million in the linked quarter and $4.0 million a year ago.  This amounted to 2.02% of average assets for the quarter, compared to 2.09% for the linked quarter and 2.08% a year ago.  Deposit fees comprised 90.5% of non-interest income for the quarter, compared to 89.5% for the linked quarter and 90.2% a year ago.

Non-interest income amounted to 34.2% of operating income for the quarter ended March 31, 2011, compared to 34.7% for the three months ended March 31, 2010 and to 34.7% for the linked quarter.

Non-Interest Expense

For the quarter, non-interest expense was $7.9 million or 4.17% of average assets, compared to the linked quarter of $7.6 million or 3.99% of average assets, an increase of 4.4%, primarily due to an increase in compensation and occupancy expense.  Compared to the same quarter in fiscal 2010, non-interest expense decreased $62,000 or 0.8%.

Net Income

Since 2003, the Company has increased dividends for eight consecutive years and on March 31, 2011 paid a $0.36 per share quarterly dividend, its sixty-third consecutive.  Based on the closing price of the Company’s common stock on March 31, 2011 of $36.39, the annualized dividend yield was 4.0%.

(In 000’s)	Mar ‘11	Dec ‘10	Sep '10	Jun '10	Mar'10	Last twelve months	Previous twelve months
Net Income	$1,513	$1,824	$1,847	$1,821	$1,700	$7,005	$7,149
Dividends Declared Per Share	$0.36	$0.355	$0.355	$0.355	$0.355	$1.425	$1.415
Basic Earnings Per Common Share	$0.73	$0.88	$0.89	$0.87	$0.81	$3.370	$3.410
Diluted Earnings Per Common Share	$0.72	$0.87	$0.88	$0.87	$0.80	$3.340	$3.370
Annualized Return on Avg. Assets	0.80%	0.96%	0.97%	0.95%	0.89%	0.92%	0.92%
Annualized Return on Avg. Equity	7.74%	9.36%	9.61%	9.60%	9.14%	9.08%	9.74%
Annualized Return on Avg. Tangible Equity	8.13%	9.84%	10.12%	10.12%	9.64%	9.55%	10.30%

Loans

(In 000’s)	Mar ‘11	Dec ‘10	Sep '10	Jun '10	Mar '10
SmartGrowth Loans
Consumer	$109,092	$111,139	$111,571	$110,855	$110,438
Commercial	207,509	208,797	212,933	212,762	212,485
Home Equity	51,045	52,182	53,405	55,860	57,443
SmartMortgages	88,799	89,389	86,959	86,624	86,677
Total SmartGrowth Loans	456,445	461,507	464,868	466,101	467,043
Mortgage Loans (owner occupied conforming)	131,708	132,224	131,023	131,590	133,478
Total Loans	$588,153	$593,731	$595,891	$597,691	$600,521

Gross loans receivable decreased to $588.2 million at March 31, 2011, from $593.7 million at December 31, 2010 and $600.5 million at March 31, 2010, representing a linked quarter decrease of $5.6 million, or 0.9% and a twelve month decrease of $12.4 million or 2.1%.  SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans and consumer loans, were $467.0 million, or 77.6% of total loans at March 31, 2011, compared to $461.5 million, or 77.7% at December 31, 2010 and $456.4 million at March 31, 2010, for a three month decrease of $5.1 million, or 1.1% and a twelve month decrease of $10.6 million, or 2.3%.

Commercial loan balances at March 31, 2011 amounted to $207.5 million, compared to $208.8 million at December 31, 2010 and $212.5 million at March 31, 2010, for a three month decrease of $1.3 million or 0.6% and a twelve month decrease of $5.0 million, or 2.3%.  Consumer loan balances at March 31, 2011 amounted to $109.1million, compared to $111.1 million at December 31, 2010 and $110.4 million at March 31, 2010, a linked quarter decrease of $2.0 million, or 1.8%.

Deposits

(In 000’s)	Mar ‘11	Dec ‘10	Sep '10	Jun '10	Mar '10
SmartGrowth Deposits
Checking	$193,244	$186,240	$173,206	$169,396	$177,174
Money Market	56,618	55,557	60,246	62,643	68,763
Savings	188,819	169,326	166,734	160,567	149,233
Total SmartGrowth Deposits	$438,681	$411,123	$400,186	$392,606	$395,170
Time Deposits	172,211	172,316	179,169	185,496	191,573
Total Deposits	$610,892	$583,439	$579,355	$578,102	$586,743

“Our SmartGrowth deposits increased both on a linked-quarter basis and over the past year and our cost of interest bearing liabilities decreased by 34 basis points,” said Little.  “This is consistent with our long-term SmartGrowth strategy.”

Three Month Growth.  Total deposits increased to $610.9 million at March 30, 2011, from $583.4 million at December 30, 2010, a linked quarter increase of $27.5 million or 4.7%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts, had solid growth. Total SmartGrowth Deposits increased $27.6 million to $438.7 million or 6.7% at March 31, 2011, from $411.1 million at December 31, 2010.

Checking account balances at March 31, 2011 increased $7.0 million, or 3.8%, to $193.2 million from $186.2 million at December 31, 2010.

Twelve Month Growth. Total Deposits increased to $610.9 million at March 31, 2011, from $586.7 million at March 31, 2010, a twelve month increase of $24.2 million, or 4.1%.  Total SmartGrowth Deposits increased $43.5 million, or 11.0% from $395.2 million at March 31, 2010.

SmartGrowth Deposits amounted to 71.8% of total deposits as of March 31, 2011 compared to 67.3% at March 31, 2010.

Checking account balances at March 31, 2011 increased 9.1% or $16.1 million in the past 12 months. Checking account balances now account for 31.6% of total deposits compared to 30.2% at March 31, 2010.

Teche Holding Company is the parent company of Teche Federal Bank, which operates nineteen offices in South Louisiana and serves over 60,000 customers.  Teche Federal Bank is the fourth largest publicly owned bank based in Louisiana with over $782 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC).  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE AMEX.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Statements of Income
(UNAUDITED)

	THREE MONTHS ENDED
	Mar.	Dec.	Sep.	Jun.	Mar.
	2011	2010	2010	2010	2010
Interest Income	$9,736	$10,003	$10,163	$10,299	$10,374
Interest Expense	2,363	2,542	2,728	2,969	2,940
Net Interest Income	7,373	7,461	7,435	7,330	7,434
Provision for Loan Losses	1,000	1,150	900	900	900
Net Interest Income after
Provision for Loan Losses	6,373	6,311	6,535	6,430	6,534
Non Interest Income	3,832	3,972	3,964	4,153	3,956
Non Interest Expense	7,918	7,583	7,732	7,877	7,980
Income Before Gain on Securities
and Sale of Loans	2,287	2,700	2,767	2,706	2,510
Gain(Loss) on Securities	8	--	(95)	--	(8)
Gain(Loss) on Sale of Loans	10	9	6	7	--
Income Taxes	792	885	831	892	802
Net Income	$1,513	$1,824	$1,847	$1,821	$1,700
Selected Financial Data
Dividends Declared Per Share	$0.36	$0.355	$0.355	$0.355	$0.355
Basic Earnings Per Common Share	$0.73	$0.88	$0.89	$0.87	$0.81
Diluted Earnings Per Common Share	$0.72	$0.87	$0.88	$0.87	$0.80
Annualized Return on Avg. Assets	0.80%	0.96%	0.97%	0.95%	0.89%
Annualized Return on Avg. Equity	7.74%	9.36%	9.61%	9.60%	9.14%
Annualized Return on Avg.
Tangible Equity (1)	8.13%	9.84%	10.12%	10.12%	9.64%
Yield on Interest Earning Assets	5.61%	5.75%	5.84%	5.87%	5.99%
Cost of Interest Bearing Liabilities	1.57%	1.69%	1.79%	1.93%	1.91%
Spread	4.04%	4.06%	4.05%	3.94%	4.08%
Net Interest Margin	4.25%	4.29%	4.27%	4.18%	4.29%
Non-Interest Income/Avg. Assets	2.02%	2.09%	2.08%	2.16%	2.08%
Non-Interest Expense/Avg. Assets	4.17%	3.99%	4.06%	4.11%	4.20%
Quarterly Net Charge-offs/Avg. Loans	0.09%	0.08%	0.08%	0.05%	0.06%
Weighted avg. shares Outstanding
Basic	2,072	2,068	2,074	2,083	2,100
Diluted	2,098	2,089	2,092	2,103	2,118
AVERAGE BALANCE SHEET DATA
Total Assets	$759,993	$759,858	$761,191	$767,379	$759,908
Earning assets	$693,747	$696,304	$696,494	$701,756	$692,527
Loans	$589,879	$595,547	$597,024	$599,883	$600,554
Interest-bearing deposits	$514,771	$506,887	$509,572	$515,165	$511,521
Total deposits	$590,664	$579,902	$576,373	$583,576	$576,502
Total stockholders’ equity	$78,197	$77,923	$76,855	$75,859	$74,416

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$78,197	$77,923	$76,855	$75,859	$74,416
Less average goodwill and other intangible assets,
net of related income taxes	3,667	3,670	3,673	3,689	3,705
Average Tangible Equity	$74,530	$74,253	$73,182	$72,170	$70,711

Net Income	1,513	1,824	1,847	1,821	1,700
Plus Amortization of core deposit
intangibles, net of related income taxes	2	3	5	5	5
Net Income, as adjusted	$1,515	$1,827	$1,852	$1,826	$1,705

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Statements of Income
(UNAUDITED)

	FISCAL YEAR TO DATE (SIX MONTHS) ENDED
	Mar.	Mar.
	2011	2010	$Change	%Change
Interest Income	$19,739	$20,875	$(1,136)	-5.4%
Interest Expense	4,905	6,007	(1,102)	-18.3%
Net Interest Income	14,834	14,868	(34)	-0.2%
Provision for Loan Losses	2,150	2,096	54	2.6%
Net Interest Income after
Provision for Loan Losses	12,684	12,772	(88)	-0.7%
Non Interest Income	7,805	7,970	(165)	-2.1%
Non Interest Expense	15,500	15,621	(121)	-0.8%
Income Before Gain on Securities
and Sale of Loans	4,989	5,121	(132)	-2.6%
Gain(Loss) on Securities	8	(45)	53	117.8%
Gain(Loss) on Sale of Loans	18	-	18	0.0%
Income Taxes	1,678	1,643	35	2.1%
Net Income (loss)	$3,337	$3,433	$(96)	-2.8%
Selected Financial Data
Dividends Declared Per Share	$0.72	$0.71	$0.01	1.4%
Basic Earnings Per Common Share	1.61	1.64	-0.03	-1.8%
Diluted Earnings Per Common Share	1.59	1.62	-0.03	-1.9%
Annualized Return on Avg. Assets	0.88%	0.90%	-0.02%	-2.2%
Annualized Return on Avg. Equity	8.55%	9.25%	-0.70%	-7.6%
Annualized Return on Avg.
Tangible Equity (1)	8.99%	9.77%	-0.78%	-8.0%
Yield on Interest Earning Assets	5.68%	6.00%	-0.32%	-5.3%
Cost of Interest Bearing Liabilities	1.63%	1.95%	-0.32%	-16.4%
Spread	4.05%	4.05%	0.00%	0.0%
Net Interest Margin	4.27%	4.28%	-0.01%	-0.2%
Non-Interest Income/Avg. Assets	2.06%	2.08%	-0.02%	-1.0%
Non-Interest Expense/Avg. Assets	4.08%	4.11%	-0.03%	-0.7%
Quarterly Net Charge-offs/Avg. Loans	0.09%	0.11%	-0.02%	-18.2%
Weighted avg. shares Outstanding
Basic	2,070	2,117	(47)	-2.2%
Diluted	2,093	2,099	(6)	-0.3%
AVERAGE BALANCE SHEET DATA
Total Assets	$759,920	$760,618	$698	-0.1%
Earning assets	$695,040	$695,429	$(389)	-0.1%
Loans	$592,745	$599,827	$(7,082)	-1.2%
Interest-bearing deposits	$510,787	$511,789	$(1,002)	-0.2%
Total deposits	$585,225	$576,546	$(8,679)	-1.5%
Total stockholders’ equity	$78,053	$74,194	$3,859	5.2%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$78,053	$74,194	$3,859	5.2%
Less average goodwill and other intangible assets,
net of related income taxes	3,677	3,711	(34)	-0.1%
Average Tangible Equity	$74,376	$70,483	$3,893	5.5%

Net Income	3,337	3,433	(96)	-2.8%
Plus Amortization of core deposit
intangibles, net of related income taxes	6	10	(4)	-40.0%
Net Income, as adjusted	$3,343	$3,443	$(100)	-2.9%

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Balance Sheet
(UNAUDITED)

	Mar. 2011		Dec. 2010		Sep. 2010		Jun. 2010		Mar. 2010
SmartGrowth Loans
Consumer	$109,092		$111,139		$111,571		$110,855		$110,438
Commercial	207,509		208,797		212,933		212,762		212,485
Home Equity	51,045		52,182		53,405		55,860		57,443
SmartMortgage Loans	88,799		89,389		86,959		86,624		86,677
Total SmartGrowth Loans	456,445		461,507		464,868		466,101		467,043
Mortgage Loans (owner occupied conforming)	131,708		132,224		131,023		131,590		133,478
	588,153		593,731		595,891		597,691		600,521
Allowance for Loan Losses	-10,452		-9,953		-9,256		-8,830		-8,253
Loans Receivable, Net	577,701		583,778		586,635		588,861		592,268

Cash and Securities	144,465		110,405		115,217		121,783		116,367
Goodwill and Other Intangibles	3,678		3,682		3,687		3,692		3,700
Foreclosed Real Estate	2,039		2,079		1,181		1,547		1,426
Other	54,269		53,757		54,804		49,601		49,874
TOTAL ASSETS	$782,152		$753,701		$761,524		$765,484		$763,635

SmartGrowth Deposits
Checking	$193,244		$186,240		$173,206		$169,396		$177,174
Money Market	56,618		55,557		60,246		62,643		68,763
Savings	188,819		169,326		166,734		160,567		149,233
Total Smart Growth Deposits	438,681		411,123		400,186		392,606		395,170
Time Deposits	172,211		172,316		179,169		185,496		191,573
Total Deposits	610,892		583,439		579,355		578,102		586,743

FHLB Advances	83,585		87,756		100,017		106,445		97,857
Other Liabilities	10,097		6,009		6,639		6,388		5,484
Stockholders’ Equity	77,578		76,497		75,513		74,549		73,551
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$782,152		$753,701		$761,524		$765,484		$763,635

Ratio of Equity to Assets	9.92%		10.15%		9.92%		9.74%		9.63%
Tangible Equity Ratio	9.49%		9.71%		9.48%		9.30%		9.20%
Total Risk-Based Capital Ratio	13.94%		13.79%		13.52%		13.30%		12.91%
Book Value per Common Share	$37.23		$36.81		$36.19		$35.45		$35.02
Tangible Book Value Per Common Share	$35.47		$35.04		$34.43		$33.70		$33.27
Non-performing Assets/Total Assets ALLL/Loans ALLL/NPLs	2.22 1.78 68.32	% % %	2.27 1.68 66.36	% % %	2.06 1.55 63.92	% % %	2.15 1.48 59.92	% % %	2.27 1.37 52.18	% % %
Shares Outstanding (in thousands)	2,084		2,078		2,082		2,091		2,101

The amount was calculated using the following information:

Stockholders’ Equity	$77,578		$76,497		$75,513		$74,549		$73,551
Less goodwill and other Intangible
assets, net of related income taxes	-3,664		-3,670		-3,673		-3,677		-3,683
Tangible Stockholders’ Equity	$73,914		$72,827		$71,840		$70,872		$69,868

Total Assets	$782,152		$753,701		$761,524		$765,484		$763,635
Less goodwill and other Intangible
assets, net of related income taxes	-3,664		-3,670		-3,673		-3,677		-3,683
Total Tangible Assets	$778,488		$750,031		$757,851		$761,807		$759,952

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
March 31, 2011	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$16,462	--	0.00%	$1,021	6.20%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,691	(15)	-0.08%	27	0.14%
All Other
Secured by First Liens	307,532	112	0.04%	3,038	0.99%
Secured by Junior Liens	10,244	23	0.22%	30	0.29%
Multifamily (5+ Dwelling Units)	22,358	--	0.00%	897	4.01%
Nonresidential Property (Except Land)	90,532	228	0.25%	884	0.98%
Land	38,923	--	0.00%	5,025	12.91%
Consumer	20,059	--	0.00%	59	0.29%
Commercial	18,864	--	0.00%	4,966	26.33%
Subtotal – Real Estate Loans	$504,742	348	0.07%	$10,922	2.16%

Non-Real Estate Loans:
Commercial Loans	$24,813	128	0.52%	$835	3.37%
Consumer Loans:
Loans on Deposits	3,921	--	0.00%	--	0.00%
Auto Loans	2,428	--	0.00%	7	0.29%
Mobile Home Loans	38,925	25	0.06%	471	1.21%
Other	13,324	--	0.00%	167	1.25%
Subtotal – Non Real Estate Loans	$83,411	153	0.18%	$1,480	1.77%

Gross Loans	$588,104	$501	0.09%	$12,402	2.11%

Non-accruals	11,305
90 + Days Past Due	1,097
OREO & Foreclosed	2,039
Nonperforming Assets (Net)	$14,441

NPAs/Assets	1.85%
NPAs/(Loans + OREO)	2.45%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
December 31, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$18,140	--	0.00%	$1,015	5.59%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,585	45	0.24%	--	0.00%
All Other
Secured by First Liens	308,088	325	0.11%	3,678	1.19%
Secured by Junior Liens	10,840	(3)	-0.03%	102	0.94%
Multifamily (5+ Dwelling Units)	21,752	--	0.00%	791	3.64%
Nonresidential Property (Except Land)	91,411	--	0.00%	-	0.00%
Land	39,597	(1)	0.00%	5,478	13.83%
Consumer	20,076	(1)	0.00%	98	0.49%
Commercial	19,521	--	0.00%	5,380	27.56%
Subtotal – Real Estate Loans	$508,413	366	0.07%	$11,064	2.18%

Non-Real Estate Loans:
Commercial Loans	$24,948	5	0.02%	$898	3.60%
Consumer Loans:
Loans on Deposits	4,445	(2)	-0.04%	2	0.04%
Auto Loans	2,684	1	0.04%	7	0.26%
Mobile Home Loans	39,628	72	0.18%	497	1.25%
Other	13,613	11	0.08%	155	1.14%
Subtotal – Non Real Estate Loans	$85,318	87	0.10%	$1,559	1.83%

Gross Loans	$593,731	$453	0.08%	$12,623	2.13%

Non-accruals	11,324
90 + Days Past Due	1,299
OREO & Foreclosed	2,129
Nonperforming Assets (Net)	$14,752

NPAs/Assets	1.96%
NPAs/(Loans + OREO)	2.48%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
September 30, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$21,310	102	0.48%	$1,066	5.00%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,530	51	0.28%	--	0.00%
All Other
Secured by First Liens	303,587	--	0.00%	4,765	1.57%
Secured by Junior Liens	11,048	(4)	-0.04%	88	0.80%
Multifamily (5+ Dwelling Units)	24,357	--	0.00%	886	3.64%
Nonresidential Property (Except Land)	85,718	257	0.30%	-	0.00%
Land	39,555	23	0.06%	5,440	13.75%
Consumer	20,044	--	0.00%	58	0.29
Commercial	19,511	23	0.12%	5,382	27.58
Subtotal – Real Estate Loans	$504,105	429	0.09%	$12,245	2.43%

Non-Real Estate Loans:
Commercial Loans	$30,929	--	0.00%	$27	0.09%
Consumer Loans:
Loans on Deposits	4,672	1	0.02%	27	0.58%
Auto Loans	2,716	3	0.11%	4	0.15%
Mobile Home Loans	40,094	20	0.05%	458	1.14%
Other	13,375	21	0.16%	90	0.67%
Subtotal – Non Real Estate Loans	$91,786	45	0.05%	$606	0.66%

Gross Loans	$595,891	$474	0.08%	$12,851	2.16%

Non-accruals	12,390
90 + Days Past Due	461
OREO & Foreclosed	1,201
Nonperforming Assets (Net)	$14,052

NPAs/Assets	1.85%
NPAs/(Loans + OREO)	2.34%

Average Loan Balances & Yields	03/31/2011	03/31/2011	12/31/2010	12/31/2010	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$352,801	5.78%	$351,121	5.81%	$1,680	-0.03%
Commercial	133,005	5.48%	134,698	5.76%	(1,693)	-0.28%
	485,806	5.70%	485,819	5.80%	(13)	-0.10%

Non-Real Estate Loans
Commercial	24,876	5.78%	28,889	6.21%	(4,013)	-0.43%
Consumer	79,197	9.23%	80,839	9.29%	(1,642)	-0.06%
	104,073	8.40%	109,728	8.48%	(5,655)	-0.08%

Total All Loans	$589,879	6.17%	$595,547	6.29%	$(5,668)	-0.12%

Average Loan Balances & Yields	03/31/2011	03/31/2011	03/31/2010	03/31/2010	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$352,801	5.78%	$350,776	6.05%	$2,025	-0.27%
Commercial	133,005	5.48%	139,929	5.69%	(6,924)	-0.21%
	485,806	5.70%	490,705	5.95%	(4,899)	-0.25%

Non-Real Estate Loans
Commercial	24,876	5.78%	29,291	6.44%	(4,415)	-0.66%
Consumer	79,197	9.23%	80,558	9.11%	(1,361)	0.12%
	104,073	8.40%	109,849	8.40%	(5,776)	0.00%

Total All Loans	$589,879	6.17%	$600,554	6.40%	$(10,675)	-0.23%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	03/31/2011	03/31/2011	12/31/2010	12/31/2010	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$110,357	0.17%	$105,225	0.18%	$5,132	-0.01%	4.9%
Non-interest bearing Deposits	75,893	0.00%	73,015	0.00%	2,878	0.00%	3.9%
Checking Total	186,250	0.10%	178,240	0.11%	8,010	-0.01%	4.5%

Savings Accounts	176,515	0.55%	167,291	0.60%	9,224	-0.05%	5.5%
Money Market Accounts	56,670	0.35%	58,559	0.35%	(1,889)	0.00%	-3.2%

Total Smart Growth Deposits	419,435	0.32%	404,090	0.35%	15,345	-0.03%	3.8%

Time Deposits	171,229	2.47%	175,947	2.53%	(4,718)	-0.06%	-2.7%

Total Deposits	590,664	0.94%	580,037	1.01%	10,627	-0.07%	1.8%

FHLB Advances	85,550	4.53%	95,251	4.53%	(9,701)	0.00%	-10.2%

Total Interest-bearing liabilities	$600,321	1.57%	$602,273	1.69%	$(1,952)	-0.08%	-0.3%

Non-interest bearing Deposits	$75,893	0.00%	$73,015	0.00%	$2,878	0.00%	3.9%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	03/31/2011	03/31/2011	03/31/2010	03/31/2010	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$110,357	0.17%	$105,087	0.45%	$5,270	-0.28%	5.0%
Non-interest bearing Deposits	75,893	0.00%	64,981	0.00%	10,912	0.00%	16.8%
Checking Total	186,250	0.10%	170,068	0.28%	16,182	-0.18%	9.5%

Savings Accounts	176,515	0.55%	137,921	1.01%	38,594	-0.46%	28.0%
Money Market Accounts	56,670	0.35%	73,672	0.39%	(17,002)	-0.04%	-23.1%

Total Smart Growth Deposits	419,435	0.32%	381,661	0.56%	37,774	-0.24%	9.9%

Time Deposits	171,229	2.47%	194,841	2.64%	(23,612)	-0.17%	-12.1%

Total Deposits	590,664	0.94%	576,502	1.26%	14,162	-0.32%	2.5%

FHLB Advances	85,550	4.53%	103,257	4.34%	(17,707)	0.19%	-17.1

Total Interest-bearing liabilities	$600,321	1.57%	$614,778	1.91%	$(14,457)	-0.34%	-2.4%

Non-interest bearing Deposits	$75,893	0.00%	$64,981	0.00%	$10,912	0.00%	16.7%

Quarter-End Loan Quality Details
March 31, 2011	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$18,864	$6,348	33.7%	$727	3.9%	$11,789	62.5%
Commercial Construction	6,556	1,072	16.4%	375	5.7%	5,109	77.9%
Commercial Real Estate	112,890	4,386	3.9%	3,134	2.8%	105,370	93.3%
Commercial Non Real Estate	24,813	104	0.4%	2,038	8.2%	22,671	91.4%
Total Commercial	$163,123	$11,910	7.3%	$6,274	3.8%	$144,939	88.9%

Residential Loans
Residential Construction	9,906	-	0.0%	-	0.0%	9,906	100.0%
Residential	336,467	3,994	1.2%	285	0.1%	332,188	98.7%
Total Residential	$346,373	$3,994	1.2%	$285	0.1%	$342,094	98.8%

Consumer Loans
Mobile Homes	38,925	471	1.2%	-	0.0%	38,454	98.8%
Consumer Other	39,732	232	0.6%	-	0.0%	39,500	99.4%
Total Consumer	78,657	703	0.9%	-	0.0%	77,954	99.1%

Total All Loans	$588,153	$16,607	2.8%	$6,559	1.1%	$564,987	96.1%